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                                                                     EXHIBIT 5.1

                              DEWEY BALLANTINE LLP
                          1301 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6092
                      TEL 212 259-8000   FAX 212 259-6333



                                                                  March 30, 2005

Cincinnati Financial Corporation
6200 S. Gilmore Road
Fairfield, Ohio 45014

Ladies and Gentlemen:

            We have acted as counsel to Cincinnati Financial Corporation, an Ohio corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering $420,000,000 aggregate principal amount of 6.92% Debentures due 2028 (the "Exchange Debentures") to be issued under an Indenture (the "Indenture"), dated as of November 1, 2004, between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"), as supplemented by the Supplemental Indenture, dated as of November 1, 2004, between the Company and the Trustee (the "First Supplemental Indenture") and the Second Supplemental Indenture to be entered into between the Company and the Trustee (the "Second Supplemental Indenture"). The Exchange Debentures will be offered by the Company in exchange for $420,000,000 aggregate principal amount of 6.9% Debentures due 2028 (the "Old Debentures"), as contemplated by the Registration Statement.

            In connection with this opinion, we have examined the Registration Statement, the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, each of which has been or will be filed with the Commission. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

            With respect to all of the documents reviewed, we have assumed, without investigation, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. As to any facts which we have not independently established or verified, we have relied upon statements and representations of representatives of the Company and others. We also have assumed that: (1) each of the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture is the valid and legally binding obligation of the Trustee; and (2) the Company is validly existing under the laws of Ohio.

            We have assumed further that (1) the Company has duly authorized, executed and delivered each of the Indenture and the First Supplemental Indenture and (2) execution, delivery and performance by the Company of the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Exchange Debentures does not and will not violate the laws of Ohio or any other applicable laws (excepting the laws of the State of New York).

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            Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the Second Supplemental Indenture and the Exchange Debentures have been duly executed, issued and delivered, and the Exchange Debentures authenticated, in accordance with the provisions of the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Registration Statement, the Exchange Debentures, upon being issued in exchange for the Old Debentures in the exchange offer contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

            We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York. The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.

            We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission thereunder.

                                                Very truly yours,

                                                /s/ Dewey Ballantine LLP